                                                                  EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                        PHOENIX INTERNATIONAL LTD., INC.

                                      AND

                                 GERALD NISSEN





                             DATED: April 12, 1996

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
1.   Employment..........................................................     1

2.   Term................................................................     1

3.   Compensation and Benefits...........................................     2

4.   Termination.........................................................     2

5.   Trade Secrets, Non-Competition, Non-Solicitation, and
     Related Matters.....................................................     4

6.   Successors; Binding Agreement.......................................     6

7.   Fees and Expenses...................................................     7

8.   Notice..............................................................     7

9.   Settlement of Claims................................................     7

10.  Modification and Waiver.............................................     7

11.  Governing Law ......................................................     7

12.  Severability........................................................     8

13.  Entire Agreement....................................................     8

14.  Headings............................................................     8

15.  Counterparts .......................................................     8

16.  Definitions.........................................................     8

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between PHOENIX INTERNATIONAL LTD., INC., a Florida corporation (the "Company"), and GERALD NISSEN, an individual resident of Florida (the "Employee"), as of this 12th day of April, 1996.

     The Company presently employs the Employee as its Senior Vice President of Technology Services. The Chief Executive Officer of the Company ("CEO") recognizes that the Employee's contribution to the growth and success of the Company is substantial. The CEO desires to provide for the continued employment of the Employee and to make certain changes in the Employee's employment arrangements which the CEO has determined will reinforce and encourage the continued dedication of the Employee to the Company and will promote the best interests of the Company and its stockholders. The Employee is willing to continue to serve the Company on the terms and conditions herein provided.

     Certain terms used in this Agreement are defined in Section 16. Certain provisions and definitions in this document reflect the agreements of the parties in the Stockholders Agreement.

     In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the Effective Date:

     1. Employment. The Company shall continue to employ the Employee, and the Employee shall continue to serve the Company, as Senior Vice President of Technology Services upon the terms and conditions set forth herein. The Employee shall have such authority and responsibilities as are consistent with his position and which may be set forth in this Agreement, in the Bylaws or assigned by the CEO or the President of the Company (the "President") from time to time. The Employee shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Employee may devote reasonable periods of time to perform charitable and other community activities and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

     2. Term. Unless earlier terminated as provided herein, the Employee's employment under this Agreement shall be for a continuing term (the "Term") of one year, which shall be extended automatically (without further action of the Company or the Employee) each day for an additional day so that the remaining term shall continue to be one year; provided, however, that either party may at any time, by written notice to the other, fix the Term to a finite term of one year, without further automatic extension, commencing with the date of such notice. Notwithstanding the foregoing, the Term of employment hereunder will end on the date that the Employee attains the age of 65.

     3. Compensation and Benefit.


     a. Effective May 1, 1996, the Company shall pay the Employee a salary at a rate of not less than $115,000 per annum in accordance with the salary payment practices of the Company. The CEO and President shall review the Employee's salary at least annually (on May 1, 1997, for the first review) and may increase the Employee's base salary if they determine in their sole discretion that an increase is appropriate.

     b. The Employee shall participate in a bonus program and, prior to the Initial Public Offering, shall be eligible to receive annual payments of the Bonus Amount and, upon completion of the Initial Public Offering, shall be eligible to receive quarterly payments of the Bonus Amount based upon achievement of targeted levels of performance and such other criteria as the CEO and President shall establish from time to time pursuant to the bonus program.

     c. The Employee shall participate in the Plan and be eligible for the grant of stock options, restricted stock and other awards thereunder.

     d. The Employee shall continue to participate in all retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of the Company now or hereafter applicable to the Employee or applicable generally to employees of the Company.

     e. The Company shall continue to reimburse the Employee for travel and other expenses related to the Employee's duties which are incurred and accounted for in accordance with the historic practices of the Company.

     4. Termination.

     a. The Employee's employment under this Agreement may be terminated prior to the end of the Term only as follows:

               (i)   upon the death of the Employee;

               (ii) by the Company due to the Disability of the Employee upon delivery of a Notice of Termination to the Employee; and

               (iii) by the Company for Cause upon delivery of
                     a Notice of Termination to the Employee.

     b. If the Employee's employment with the Company shall be terminated during the Term (i) by reason of the Employee's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Employee (or in the case of his death, the Employee's estate) within 15 days after the Termination Date, a lump sum cash payment equal to the Accrued

Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

     c. If the Employee's employment with the Company shall be terminated by the Company for any reason within one year after a Change in Control or by the Employee with Adequate Justification, in addition to other rights and remedies available in law or equity, the Employee shall be entitled to the following:

               (i) the Company shall pay the Employee in cash within 15 days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

               (ii) the Company shall pay to the Employee in
                    cash at the end of each of the 12 consecutive 30-day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount and the Bonus Amount.

              (iii) for the period from the Termination Date
                    through the date that is 12 months from the Termination Date (the "Continuation Period"), the Company shall at its expense continue on behalf of the Employee the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Employee at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated employees who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 4(c)(iii) during the Continuation Period shall be no less favorable to the Employee than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Employee than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Employee may be entitled under any of the Company's employee benefit plans, programs or practices following the Employee's termination of employment, including without limitation, retiree medical and life insurance benefits; and

               (iv) the restrictions on any outstanding
                    incentive awards (including stock options) granted to the Employee under the Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Employee shall become immediately exercisable and shall become 100% vested, and all stock options granted to the Employee shall become 100% vested.

     d. If the Company terminates the Employee without Cause, the Company shall pay to the Employee in cash at the end of each of the six consecutive 30-day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount and the Bonus Amount.

     e. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment except as provided in Section 4(c)(iii).

     f. The severance pay and benefits provided for in this Section 4 shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. The Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

     g. In the event that the Employee is a director of the Company or any of its affiliates and his employment hereunder is terminated for any reason, the Employee shall, and does hereby, tender his resignation as a director of the Company and any of its affiliates effective as of the Termination Date.

     5. Trade Secrets, Non-Competition, Non-Solicitation, and Related Matters.

     a. The Employee shall not, at any time, either during the Term of his employment or after the Termination Date, use or disclose any Trade Secrets of the Company, except in fulfillment of his duties as the Employee during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

     b. The Employee agrees to maintain in strict confidence and, except as necessary to perform his duties for the Company, not to use or disclose any Confidential Business Information for so long as the pertinent data or information remains Confidential Business Information.

     c. Upon termination of employment, the Employee shall leave with the Company all business records relating to the Company and its affiliates including, without limitation, all contracts, calendars, and other materials or business records, its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Employee prepared such materials or records himself. Upon such termination, the Employee shall retain no copies of any such materials, provided, however, the Employee may remove and retain all personal items and materials.

     d. The Employee may disclose Trade Secrets or Confidential Business Information pursuant to any order or legal process requiring him (in his legal counsel's reasonable opinion) to do so; provided, however, that the Employee shall first have notified the Company of the request or order to so disclose the Trade Secrets or Confidential Business Information in sufficient time to allow the Company to seek an appropriate protective order.

     e. If the Employee is terminated for any reason or if the Employee resigns without Adequate Justification, then for a period of one year following the Termination Date, the Employee shall not (without the prior written consent of the Company) compete with the Company or any of its affiliates in any way, including, but not limited to, (i) serving as an officer of, director of, employee of, or consultant to, (ii) directly or indirectly, forming, or (iii) directly or indirectly, acquiring more than a 5% investment in, a Competing Business in the Territory; provided, however, that (A) if the Employee is terminated without Cause, then the non-compete period under this Section 5(e) shall be for a period of six months following the Termination date or (B) if the Employee is terminated, for any reason after a Change in Control or resigns with Adequate Justification, then there shall not be a non-compete period under this Section 5(e).

     f. If the Employee is terminated for any reason or if the Employee resigns without Adequate Justification, then for a period of one year following the Termination Date, the Employee shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Employee's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate to or for a Competing Business, or (ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer or a prospective customer of the Company or any of its affiliates on the Termination Date and is located in the Territory; provided, however, that (A) if the Employee is terminated without Cause, then the non-solicit period under this Section 5(f) shall be for a period of six months following the Termination Date or (B) if the Employee is terminated for any reason after a Change in Control or resigns with Adequate Justification, then there shall not be a non-solicit period under this Section 5(f).

     g. If the Employee is terminated for any reason or if the Employee resigns without Adequate Justification, then for a period of one year following the Termination Date, the Employee will not, either directly or indirectly, on the Employee's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away, to any business located in the Territory, any employee of or consultant to the Company or any of its affiliates engaged or experienced in the Business, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will; provided, however, that

(A) if the Employee is terminated without Cause, then the non-solicit period under this Section 5(g) shall be for a period of six months following the Termination Date or (B) if the Employee is terminated for any reason after a Change in Control or resigns with Adequate Justification, then there shall not be a non-solicit period under this Section 5(g).

     h. The Employee acknowledges and agrees that great loss and irreparable damage would be suffered by the Company if the Employee should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section 5. The Employee further acknowledges and agrees that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of clauses (a) through (g) of this Section 5 will be insufficient to compensate for any breaches thereof, and that the Employee or any of the Employee's affiliates, as the case may be, will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement; provided, however, that nothing in this Agreement shall be deemed to deny the Employee the right to defend against this enforcement on the basis that the Company has no right to its enforcement under the terms of this Agreement.

     i. The Employee acknowledges and agrees that: (i) the covenants and agreements contained in clauses (a) through (g) of this Section 5 are the essence of this Agreement; (ii) that the Employee has received good, adequate and valuable consideration for each of these covenants; (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company; (iv) the Company is and will be engaged in and throughout the Territory in the Business; (v) a Competing Business could be engaged in from any place in the Territory; and (vi) the Company has a legitimate business interest in restricting the Employee's activities throughout the Territory. The Employee also acknowledges and agrees that: (i) irreparable loss and damage will be suffered by the Company should the Employee breach any of these covenants and agreements; (ii) each of these covenants and agreements in clauses (a) through (g) of this Section 5 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Employee acknowledges and agrees that if any of the provisions of clauses (a) through (g) of this Section 5 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

     j. The Employee and the Company hereby agree that they will negotiate in good faith to amend this Agreement from time to time to modify the terms of this Section 5, the definition of the term "Territory," and the definition of the term "Business," to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Employee's activities by this Section 5 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Employee and the Company.

     6. Successors; Binding Agreement

     a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal personal representative.

     7. Fees and Expenses. The Company shall pay all legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Employee as they become due as a result of (a) the termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Employee seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) above occurred on or after a Change in Control.

     8. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be directed to the attention of the CEO with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

     9. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     10. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and


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

signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of Florida.

     12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     14. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     16. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     a. "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Employee on behalf of the Company during the period ending on the Termination Date, and (iii) bonuses and incentive compensation (other than the Pro Rata Bonus).

     b. "Adequate Justification" shall mean the occurrence within one year after a Change in Control of any of the following events or conditions: (I) a material failure of the Company to comply with the terms of this Agreement,
(ii) any relocation of the Employee outside a 30-mile radius from the executive offices occupied by the Employee prior to the Change in Control that is not approved by members of the Incumbent Board (as defined in Section 16(I)), or
(iii) other than as provided for herein, any substantial diminution in the Employee's authority or the Employee's responsibilities that is not approved by members of the Incumbent Board.



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


     c. "Base Amount" shall mean the greater of the Employee's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the 90-day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

     d. "Bonus Amount" shall mean the most recent annual bonus paid or payable to the Employee prior to the Termination Date or the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred (or, in each case, such lesser period for which annual bonuses were paid or payable to the Employee).

     e. "Business" shall mean the development, marketing or implementation of core retail banking software directly or through a software service bureau to the banking and financial industry, and any other related business which the Company or any of its affiliates is engaged in as of the Termination Date.

     f. "Bylaws" shall mean the Amended and Restated Bylaws of the Company, as amended, supplemented or otherwise modified from time to time.

     g. The termination of the Employee's employment shall be for "Cause" if it is the result of:

                (i) the commission or omission of an act by the
                    Employee of a willful or negligent act which causes harm to the Company;

               (ii) the conviction of the Employee for the
                    commission or perpetration by the Employee of any felony or any act of fraud;

              (iii) the failure of the Employee to devote his
                    full time and attention to the business as provided in
                    Section 1; or

               (iv) the failure of the Employee to perform his
                    duties hereunder in a manner satisfactory to the CEO and President, as determined in their sole discretion; provided, however, that the Employee shall have 30 days to cure such failure after receiving notice from the Company. The Company shall be obligated to provide only one notice to Employee pursuant to this Section 16(g)(iv).
                    Thereafter, the Company may terminate the Employee, without the Employee having a right to cure, if the Employee fails to perform his duties in a manner satisfactory to the CEO and the President, as determined in their sole discretion.

     h. "CEO" shall have the meaning set forth in the recitals.



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


     i. A "Change in Control" shall mean the occurrence during the Term of any of the following events after the Initial Public Offering:

               (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or
                    (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

               (ii) The individuals who, as of the date of the
                    Initial Public Offering, are members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934
                    Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

              (iii) Approval by stockholders of the Company
                    of:

                    (A)   A merger, consolidation or
                          reorganization involving the Company, unless


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



                           (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                           (2)  the individuals who were members of the
                                Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation.

                           (A transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction").

                    (B)    A complete liquidation or
                           dissolution of the Company; or

                    (C)    An agreement for the sale or
                           other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

               (iv) Notwithstanding anything contained in this
                    Agreement to the contrary, if the Employee's employment is terminated prior to a Change in Control and the Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee's employment.

     j. "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business.



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


     k. "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Employee, directly or indirectly, in connection with the Employee's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Business Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Business Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Employee, or was available to the Employee on a non-confidential basis prior to its disclosure to the Employee.

     l. "Continuation Period" shall have the meaning ascribed to it in Section 4(c)(iii).

     m. "Disability" shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both the Company and the Employee.

     n. "Effective Date" shall mean the date set forth in the recitals.

     o. "Initial Public Offering" shall mean the closing of the first public offering of the Company's common stock registered under the Securities Act of 1933.

     p. "Notice of Termination" shall mean a written notice of termination from the Company or the Employee which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

     q. "Plan" shall mean the 1995 Phoenix International Ltd., Inc. Employee Stock Option Plan adopted by the Board of Directors on October 21, 1995.

     r. "President" shall have the meaning ascribed to such term in Section 1.

     s. "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

     t. "Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement, dated August 31, 1995, by and among the Company and the stockholders named therein, as amended, supplemented or otherwise modified from time to time.

     u. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

     v. "Termination Date" shall mean, in the case of the Employee's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

     w. "Territory" shall mean that area specified on Exhibit A attached hereto.

     x. "Trade Secrets" shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Employee has signed and sealed this Agreement, effective as of the date first above written.

                                           PHOENIX INTERNATIONAL LTD., INC.
ATTEST:


By: /s/ Ralph Reichard                     By: /s/ Bahram Yusefzadeh
   ------------------------                   ------------------------------
   Name:  Ralph Reichard                      Name:  Bahram Yusefzadeh
   Title: President and Chief                 Title: Chairman and Chief
           Operating Officer                           Executive Officer

  (CORPORATE SEAL)



                                              EMPLOYEE


                                                  /s/ Gerald Nissen
                                              ------------------------------
                                                     GERALD NISSEN

                                   EXHIBIT A

                                  "TERRITORY"




                                 UNITED STATES